SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2015 (May 20, 2015)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At our annual meeting of shareholders on May 20, 2015, four matters were submitted to a vote of our shareholders. The voting results were as follows:

1.	Election of directors: Eight individuals were elected to serve on our board of directors for terms that end at the 2016 annual meeting of shareholders. The number of votes cast for and against each nominee, and the number of abstentions and broker non-votes, were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes

Raymond R. Brandstrom	13,423,629	1,139,716	2,033	4,274,133
James P. Evans	13,288,743	1,274,834	1,801	4,274,133
David J. Johnson	14,263,065	300,412	1,901	4,274,133
Melvin L. Keating	14,307,523	252,742	5,113	4,274,133
Gregory T. Mount	14,311,541	251,736	2,101	4,274,133
Michael Vernon	14,316,435	246,610	2,333	4,274,133
Alexander Washburn	13,906,531	656,746	2,101	4,274,133
Robert G. Wolfe	14,239,400	323,945	2,033	4,274,133

2.	Ratification of appointment of auditors: The shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for 2015. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstentions

18,755,910	77,194	6,407

3.	Advisory vote on executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the annual meeting under the captions “Compensation Discussion and Analysis” and “Executive Compensation”. The number of votes cast for and against the proposal, and the number of abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes

11,875,995	2,649,112	40,271	4,274,133

4.	Approval of 2015 Stock Incentive Plan: The shareholders approved the 2015 Stock Incentive Plan. The number of votes cast for and against the proposal, and the number of abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes

13,513,121	1,046,212	6,045	4,274,133

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: May 22, 2015	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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